Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE3
                             Payment Date 12/26/2000
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Servicing Certificate                                   Group 1              Group 2

Beginning Pool Balance                                 383,174,819.71    75,702,102.27
Beginning PFA                                          136,983,933.23             0.00
Ending Pool Balance                                    514,509,004.62    73,416,913.32
Ending PFA Balance                                          79,404.50                -
Principal Collections                                    5,570,343.82     2,285,188.95
Principal Draws                                                     -                -
Net Principal Collections                                5,570,343.82     2,285,188.95
Active Loan Count                                              15,492              446

Interest Collections                                     3,874,750.95       639,665.88

Weighted Average Net Loan Rate                              11.23000%        10.64800%
Substitution Adjustment Amount                                   0.00             0.00

                        Beginning            Ending                                              Interest  Security
Term Notes               Balance            Balance         Factor      Principal    Interest    Shortfalls   %         Coupon
----------               -------            -------         ------      ---------    ---------   ----------   -         ------
Class A-1                260,242,710.17   253,489,344.25    0.9559107  6,753,365.92 1,412,449.24      0.00 0.421779          6.738%
Class A-2                 69,781,000.00    69,781,000.00    1.0000000          0.00   416,941.48      0.00 0.116108          7.170%
Class A-3                 62,885,000.00    62,885,000.00    1.0000000          0.00   385,694.67      0.00 0.104634          7.360%
Class A-4                 22,574,000.00    22,574,000.00    1.0000000          0.00   145,226.07      0.00 0.037561          7.720%
Class A-5                 52,454,000.00    52,454,000.00    1.0000000          0.00   317,346.70      0.00 0.087278          7.260%
Class A-6                 33,921,229.04    31,150,714.75    0.8956760  2,770,514.29   184,378.37      0.00 0.051831          6.748%
Class A-7                 16,444,000.00    16,444,000.00    1.0000000          0.00    99,623.23      0.00 0.027361          7.270%
Class A-8                 17,704,000.00    17,704,000.00    1.0000000          0.00   115,076.00      0.00 0.029458          7.800%
Class M1                  30,351,000.00    30,351,000.00    1.0000000          0.00   209,674.83      0.00 0.050501          8.290%
Class M2                  16,527,000.00    16,527,000.00    1.0000000          0.00   121,611.18      0.00 0.027499          8.830%
Class B                   12,320,000.00    12,320,000.00    1.0000000          0.00    92,400.00      0.00 0.020499          9.000%
Certificates                -                  -              -             -               0.00         -        -              -

Beginning Overcollateralization Amount                     656,916.00
Overcollateralization Amount Increase (Decrease)         1,668,347.44
Outstanding Overcollateralization Amount                 2,325,263.44

Credit Enhancement Draw Amount                                   0.00
Unreimbursed Prior Draws                                         0.00


                                                                                          Number       Percent
                                                              Balance                    of Loans    of Balance
Delinquent Loans (30 Days)                                          1,427,725.98           21           0.28%
Delinquent Loans (60 Days)                                            117,486.47            5           0.02%
Delinquent Loans (90+ Days) (1)                                                -            0           0.00%
REO                                                                         0.00            0           0.00%

(1) 90+ Figures Include Foreclosures & 120  and REO

                                                  Liquidation
                                                 To-Date
Beginning Loss Amount                                            0.00
Current Month Loss Amount                                        0.00
Ending Loss Amount                                               0.00             0.00

                                                    Special Hazard                        Fraud      Bankruptcy
Beginning Amount                                                 0.00                          0.00          0.00
Current Month Loss Amount                                        0.00                          0.00          0.00
Ending Amount                                                       -                             -             -

Liquidation Loss Distribution Amounts                            0.00
Extraordinary Event Losses                                       0.00
Excess Loss Amounts                                              0.00

Capitalized Interest Account
Beginning Balance                                        2,017,121.21
Withdraw relating to Collection Period                           0.00
Interest Earned (Zero, Paid to Funding Account)                  0.00
                                                                 ----
Total Ending Capitalized Interest Account                2,017,121.21
Balance as of Payment Date
Interest earned for Collection Period                       12,527.43
Interest withdrawn related to prior Collection                 875.98
Period


Prefunding Account
Beginning Balance                                      136,983,933.23
Additional Purchases during Revolving Period         (136,904,528.73)
Excess of Draws over Principal Collections                      0.00
                                                                ----
Total Ending Balance as of Payment Date                     79,404.50
Interest earned for Collection Period                      640,363.12
Interest withdrawn related to prior Collection              46,478.40
Period

Current Month Repurchases Units                                     2
Cuurent Month Repurchases ($)
                                                            27,803.91



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